Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
Parallel Petroleum Corporation
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 27, 2007, relating to the Consolidated Financial Statements, and the effectiveness of Parallel Petroleum Corporation’s internal control over financial reporting, which appear in the Annual Reports on Form 10-K and Form 10-K/A of Parallel Petroleum Corporation for the year ended December 31, 2006.
/s/ BDO Seidman, LLP
Houston, Texas
August 31, 2007